Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Third-Quarter 2006 Earnings

PALM BEACH, Fla., November 7, 2006—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale properties throughout the United States, today announced results for the three months and nine months ended September 30, 2006.

	Q3 2006	Q3 2005	% Change*	YTD 2006	YTD 2005	% Change*
Total revenue	$73,051	$67,095	9%	$210,843	$186,264	13%
Net income applicable to common shareholders	$7,100	$6,837	4%	$18,774	$11,185	68%
Diluted income per share	$0.16	$0.16	0%	$0.42	$0.27	56%
Funds from operations (FFO)	$17,125	$16,970	1%	$48,997	$39,310	25%
Adjusted FFO	$17,125	$16,967	1%	$48,551	$42,487	14%
Diluted FFO per share	$0.36	$0.36	0%	$1.03	$0.84	23%
Adjusted FFO per share	$0.36	$0.36	0%	$1.02	$0.91	12%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$26,366	$25,404	4%	$76,755	$65,826	17%
Adjusted EBITDA	$26,366	$25,390	4%	$76,233	$67,502	13%

*In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not GAAP (generally accepted accounting principles) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations.

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Operating Results

Revenue per available room (RevPAR) at the company’s 66 comparable hotels rose 6.3 percent to $88.36 for the 2006 third quarter, reflecting an 8.2 percent increase in average daily rate (ADR) to $114.80 and a 140 basis points decline in occupancy to 77.0 percent. The comparable hotels for the 2006 third quarter exclude the Boston Bulfinch, which was acquired in 2005, and three hotels that were not open for all of the 2005 and 2006 third quarters, including the Hampton Inn Louisville, Ky., and the two hotels in Montvale and Atlantic City, N.J. being converted to the Courtyard by Marriott brand. For the 2006 nine months, at the company’s 65 comparable hotels (also excludes the Westin Morristown, N.J.), the company reported a 7.1 percent increase in RevPAR to $85.34, with ADR up 7.6 percent to $111.84, partially offset by a decrease in occupancy of approximately 60 basis points to 76.3 percent.

“We had a disappointing quarter from an FFO growth standpoint, as FFO remained flat year over year despite a 6.3 percent increase in RevPAR,” said Jeffrey H. Fisher, chief executive officer and president. “Industry RevPAR growth was not as robust and grew at a rate of 6.0 percent in the third quarter versus 9.7 percent in the first quarter and 8.3 percent in the second quarter. We were not able to generate positive flowthrough to FFO on our RevPAR growth due to significant increases in utilities costs, insurance and taxes. Combined, these items impacted FFO by $0.03 in the quarter. Although FFO did not meet both our own and consensus estimates, there were a number of positive developments in the third quarter: our RevPAR growth and ADR growth outperformed the industry, we increased our dividend 33 percent and

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we acquired or are in the process of acquiring nearly $250 million in high-quality assets, an increase of 25 percent to our investment in hotels.”

The 2006 third quarter RevPAR improvement reflects a 14.7 percent increase in RevPAR at the company’s eight Silicon Valley, Calif. hotel properties, comprising a 4.7 percentage point rise in occupancy to 84.3 percent and a 9.5 percent advance in ADR to $120.68. Year to date, the Silicon Valley properties experienced a 20.4 percent increase in RevPAR, with a 10.2 percentage point increase in occupancy to 82.5 percent and a 9.2 percent rise in ADR. Excluding Silicon Valley, RevPAR for the company’s comparable hotels increased 4.7 percent in the 2006 third quarter and 4.6 percent year to date.

Gross operating profit (GOP) margins (hotel revenue less hotel expenses, before property taxes and insurance) for the company’s comparable hotels declined 70 basis points in the quarter to 43.5 percent. For the quarter, GOP flowthrough (increase in GOP compared to the increase in revenue) was 32 percent; however, after adjusting for the increase in utilities and an insurance claim in 2005, the company generated a GOP flowthrough of 52 percent.

“The significant increase in utilities, insurance and property taxes hampered our ability to meet the consensus estimate,” Fisher said. “We are, therefore, revising our fourth quarter and full-year guidance to reflect these rising costs. We had a tough quarter from a GOP standpoint, but GOP margins are still strong at 43.5 percent for the quarter and 45.6 percent year to date, and we should see continued margin growth in 2007.”

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Renovations/Development Update

As previously announced, the company expects to open the renovated and converted Montvale, N.J. Courtyard by Marriott in early 2007 and the Atlantic City Courtyard by Marriott in May 2007, while the Valencia Embassy Suites development is expected to open in June 2007.

Acquisitions Update

Fisher noted that the company closed in early October on four previously announced southern California hotel acquisitions, which includes two Residence Inns, a Hilton and Hilton Suites. The company expects to close in the fourth quarter on its acquisition of the new prototype Sheraton in Rockville, Md., which will be acquired in a directly negotiated transaction with Starwood Hotels. Innkeepers expects to acquire the hotel concurrent with the property’s opening. Combined, the five properties will add 1,086 total rooms to Innkeepers’ portfolio, an increase of 12.3 percent.

“With the acquisition of these five first-class properties in very strong markets, we are continuing our push to enhance our portfolio with high-quality assets in “A” locations with high barriers to new competition,” he said. “We are setting ourselves up for sustainable FFO growth and executing our strategy of building long-term shareholder value with our acquisitions, conversions and developments.”

Fisher said that the company has an active acquisition and development pipeline and continues to target premium-branded, upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that

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operate under or can be converted to the industry’s leading brands. All acquisition candidates are located in major markets with multiple demand generators and high barriers to new competition. “These activities are part of our long-term strategy to transform the overall quality of our portfolio by deploying our capital into newer, more profitable assets that will position us for strong future growth and improve the overall operating margins of our portfolio.”

Capital Structure

Dennis Craven, chief financial officer, pointed out that the company continues to maintain one of the industry’s strongest capital structures. During the quarter the company completed two significant capital transactions:

•	Amended its unsecured line of credit to increase the capacity available to $205 million and extended the maturity by more than one year to September 2008; and

•	Issued $75 million in 10-year fixed-rate debt at approximately 6 percent annual interest. The proceeds were used to reduce borrowings outstanding under the line of credit.

“The execution of these two transactions creates substantial flexibility under our line of credit to continue to execute on our growth strategy, while locking in very attractive long-term financing secured by three quality assets,” he said.

Additionally, in October the company borrowed approximately $215 million to finance the acquisition of the southern California portfolio. “With the completion of this financing, our weighted average interest rate on fixed-rate debt dropped 100 basis points from 7.8 percent at

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June 30th to 6.8 percent, and our average maturity increased approximately 3 years to 6.6 years. Our debt to investment in hotels at cost ratio is approximately 39 percent.”

Dividend

In the third quarter, the company increased its common stock dividend 33 percent to $0.20. “We have raised our dividend three times since May 2005 based on our confidence in the economy, the hotel industry and the quality of our portfolio,” Fisher said. The company and its Board of Trustees will continue to evaluate the dividend on a quarterly basis based on its projections for continued sustainable growth.

Revised Fourth Quarter and Annual 2006 Earnings Guidance

The company’s revised fourth quarter and full-year guidance is based on the recent substantial increased costs for utilities, insurance and taxes across its portfolio. Based on assumed RevPAR growth of 6 percent to 8 percent for the quarter at its comparable hotels and the results from its non-comparable hotels, the company provides the following range of estimates:

•	Net income applicable to common shareholders of $1.0 million to $2.5 million for the quarter and $19.5 million to $21 million for the full year;

•	Diluted income per share of $0.02 to $0.05 for the quarter and $0.45 to $0.48 for the year;

•	Adjusted FFO per share of $0.22 to $0.25 for the quarter and $1.24 to $1.27 for the year;

•	Adjusted EBITDA of $23 million to $24.5 million for the quarter and $99.5 million to $101 million for the year.

See reconciliations of net income applicable to common shareholders to FFO per share, Adjusted FFO per share and Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not GAAP financial measures and are discussed in further detail in this press release.

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The forecasted financial results do not include any assumptions for future acquisitions, developments, dispositions or capital markets transactions.

2007 Outlook

“Looking forward to 2007, with forecasted growth in the U.S. economy and moderate supply growth, it is setting up to be a good year for the industry,” Fisher said. “Although the company is in the midst of its 2007 planning and budgeting process, based on preliminary discussions with our operators, we believe that comparable RevPAR will increase by approximately 6 percent to 8 percent.”

The company will hold a web cast of its third quarter 2006 conference call today, November 7, 2006, at 10 a.m. Eastern time. Interested parties may go to the company’s Web site and click on Conference Calls. They also may listen to an archived web cast of the conference call on the Web site, or may dial (800) 405-2236, pass code 11073372, to hear a telephone replay. The archived web cast and telephone replay will be available through December 7, 2006.

Innkeepers USA Trust owns 74 hotels with a total of 9,749 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

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Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share, Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

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EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other businesses measure their performance, in part, by their EBITDA results, which provide another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington,

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DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks that the company may be uninsured or underinsured against property, casualty or other risks that may negatively affect its properties, or business, including but not limited to earthquakes or hurricanes; (ix) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (x) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company’s hotels in particular, (xi) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xii) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Hotel operating
Rooms	$68,469	$62,819	$197,375	$176,192
Food and beverage	2,344	1,984	7,017	3,900
Telephone	345	507	1,065	1,366
Other	1,752	1,643	4,975	4,410
Corporate
Other	141	142	411	396

Total revenue	73,051	67,095	210,843	186,264

Expenses:
Hotel operating
Rooms	13,509	12,890	39,612	36,668
Food and beverage	1,874	1,611	5,383	2,950
Telephone	728	739	2,267	2,144
Other	817	732	2,285	1,980
General and administrative	6,944	5,740	20,370	17,432
Franchise and marketing fees	4,921	4,313	13,683	12,263
Amortization of deferred franchise conversion	292	292	877	948
Advertising and promotions	2,210	2,239	6,861	5,952
Utilities	3,662	3,001	10,036	8,572
Repairs and maintenance	3,563	3,368	9,681	9,232
Management fees	2,186	2,007	6,330	5,569
Amortization of deferred lease acquisition	131	130	392	392
Insurance	464	356	1,302	1,136
Corporate
Depreciation	9,425	8,957	28,002	26,226
Amortization of franchise fees	20	16	66	51
Ground rent	141	132	419	391
Interest	5,214	4,687	15,431	13,836
Amortization of loan origination fees	218	216	649	651
Property taxes and insurance	3,444	2,561	9,629	8,566
G & A	2,688	2,198	8,325	6,344
Other charges (income)	—	—	-446	3,053

Total expenses	62,451	56,185	181,148	164,356

Income before minority interest	10,600	10,910	29,695	21,908
Minority interest, common	-98	-119	-248	-195
Minority interest, preferred	-502	-1,068	-2,049	-3,205

Income from continuing operations	10,000	9,723	27,398	18,508
Income (loss) from discontinued operations	—	3	—	-124
Gain on sale of assets from discontinued operations	—	11	76	1,501

Net income	10,000	9,737	27,474	19,885
Preferred share dividends	-2,900	-2,900	-8,700	-8,700

Net income applicable to common shareholders	$7,100	$6,837	$18,774	$11,185

Earnings per share data:
Basic – continuing operations	$0.16	$0.16	$0.43	$0.24

Basic	$0.16	$0.16	$0.43	$0.27

Basic – weighted average shares	45,055,286	42,730,549	43,890,717	41,726,975

Diluted – continuing operations	$0.16	$0.16	$0.42	$0.23

Diluted	$0.16	$0.16	$0.42	$0.27

Diluted – weighted average shares	46,007,813	43,051,919	44,852,577	41,964,476

Per share dividends to common shareholders	$0.20	$0.15	$0.50	$0.31

INNKEEPERS USA TRUST

CALCULATION OF FFO, EBITDA AND RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$7,100	$6,837	$18,774	$11,185
Depreciation	9,425	8,957	28,002	26,226
Gain on sale of hotels included in discontinued operations	—	(11)	(76)	(1,501)
Minority interest, preferred	502	1,068	2,049	3,205
Minority interest, common	98	119	248	195

Diluted FFO	$17,125	$16,970	$48,997	$39,310

Weighted average number of common shares and common share equivalents	47,833,357	47,629,045	47,755,942	46,640,482

FFO per share	$0.36	$0.36	$1.03	$0.84

FFO	17,125	16,970	48,997	39,310
Other charges	—	—	(446)	3,053
Discontinued operations	—	(3)	—	124

Adjusted FFO	$17,125	$16,967	$48,551	$42,487

Adjusted FFO per share	$0.36	$0.36	$1.02	$0.91

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
CALCULATION OF EBITDA
Net income applicable to common shareholders	$7,100	$6,837	$18,774	$11,185
Interest	5,214	4,687	15,431	13,836
Depreciation and amortization	10,552	9,793	31,553	28,705
Minority interest, common	98	119	248	195
Minority interest, preferred	502	1,068	2,049	3,205
Preferred share dividends	2,900	2,900	8,700	8,700

EBITDA	$26,366	$25,404	$76,755	$65,826

Other charges	—	—	(446)	3,053
Discontinued operations	—	(3)	—	124
Gain on sale of hotels included in discontinued operations	—	(11)	(76)	(1,501)

Adjusted EBITDA	$26,366	$25,390	$76,233	$67,502

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2006	December 31, 2005
ASSETS
Investment in hotels:
Land and improvements	$150,254	$150,375
Buildings and improvements	757,545	754,131
Furniture and equipment	111,259	106,944
Renovations in process	21,529	4,534
Hotels under development	10,221	4,413

	1,050,808	1,020,397
Accumulated depreciation	-258,081	-230,139

Net investment in hotels	792,727	790,258
Cash and cash equivalents	10,276	11,897
Restricted cash and cash equivalents	6,970	6,675
Accounts receivable, net	5,168	6,124
Receivable from manager	455	—
Prepaid and other	2,416	2,478
Deferred and other	32,779	19,546

Total assets	$850,791	$836,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$278,647	$269,426
Accounts payable and accrued expenses	19,999	15,956
Payable to manager	—	236
Franchise conversion fee obligations	10,287	10,714
Distributions payable	11,711	9,645

Total liabilities	320,644	305,977
Minority interest in Partnership	5,663	47,982
Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 45,196,011 and 42,939,086 issued and outstanding, respectively	452	429
Additional paid-in capital	505,562	460,873
Unearned compensation	—	-1,939
Distributions in excess of earnings	-126,530	-121,344

Total shareholders’ equity	524,484	483,019

Total liabilities and shareholders’ equity	$850,791	$836,978

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of September 30, 2006

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$2,574	6.73%		September 2008	—
Industrial Revenue Bonds(1)	10,000	3.70%		December 2014	—
Term Loan #1	22,273	8.17%		October 2007	8
Term Loan #2	33,855	8.15%		March 2009	8
Term Loan #3	27,635	7.02%		April 2010	7
Term Loan #4	44,694	7.16%		October 2009	6
Term Loan #5	48,925	7.75%		January 2011	6
Mortgage Loans	12,413	10.35%		June 2010	1
Mortgage Loans	75,000	6.03%		September 2016	3
Adjustments (4)	1,278	—		—	—
TOTAL	$278,647	7.33	%(2)	5.2 years(3)	39

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

INNKEEPERS USA TRUST

OTHER DATA

(in thousands, except shares data)

	September 30, 2006	September 30, 2005
CAPITALIZATION
Common share market capitalization	$747,000	$673,000
Total market capitalization	$940,000	$1,072,000
Common share closing price	$16.29	$15.45
Common share dividend(1)	$0.80	$0.60
Common share dividend yield(1)	4.9%	3.8%
Preferred share closing price	$25.32	$26.15
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	7.9%	7.6%

DEBT COVERAGE
Debt weighted average interest rate	7.2%	7.1%
Debt to investment in hotel properties, at cost	27%	25%
Debt and preferred shares to investment in hotel properties	40%	39%
Debt to market capitalization	30%	23%
Debt and preferred shares to market capitalization	45%	37%

LIQUIDITY/FLEXIBILITY
Debt due 2005	—	$1,865
Debt due 2006	$1,483	$6,399
Debt due 2007	$29,449	$68,140
Debt due 2008	$5,267	$6,006
Debt due 2009 and thereafter	$242,448	$164,889

Unencumbered hotel assets(3)	44%	48%
Unsecured Line of Credit outstanding balance	$2,574	$40,574
Unsecured Line of Credit available balance(4)	$190,926	$82,839

SHARES AND UNITS OUTSTANDING
Common Shares	45,196,011	42,914,086
Common Partnership Units	666,891	666,891
Preferred Partnership Units	1,825,544	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Annualized based on the quarterly dividend paid for the three months ended September 30, 2006 and 2005.
(2)	Regular annual preferred share dividends.
(3)	Based upon the number of hotels.
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $205 million revolving unsecured line of credit available balance has been reduced by $11.5 million in letters of credit at September 30, 2006.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

		Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2006	2005		2006	2005
PORTFOLIO(1)
Average Daily Rate		$114.80	$106.13	8.17%	$111.84	$103.95	7.59%
Occupancy		76.97%	78.36%	-1.77%	76.31%	76.67%	-0.47%
RevPAR		$88.36	$83.16	6.25%	$85.34	$79.69	7.09%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$115.51	$105.87	9.11%	$112.36	$103.82	8.23%
Occupancy		80.07%	82.42%	-2.85%	79.05%	79.67%	-0.78%
RevPAR		$92.49	$87.25	5.99%	$88.82	$82.72	7.38%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue(2)	77.7%

Upscale(1)
Average Daily Rate		$147.18	$132.45	11.12%	$138.20	$126.70	9.08%
Occupancy		66.96%	66.95%	0.02%	72.42%	69.88%	3.64%
RevPAR		$98.56	$88.67	11.15%	$100.09	$88.54	13.05%

Number of hotel properties	3
Percent of total rooms	5.8%
Percent of room revenue(2)	6.7%

Mid Priced(1)
Average Daily Rate		$98.01	$95.94	2.15%	$101.10	$97.56	3.63%
Occupancy		69.53%	67.87%	2.44%	66.97%	67.17%	-0.31%
RevPAR		$68.14	$65.11	4.65%	$67.70	$65.53	3.31%

Number of hotel properties	13
Percent of total rooms	19.6%
Percent of room revenue(2)	15.5%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$116.31	$106.13	9.59%	$112.75	$103.96	8.45%
Occupancy		79.89%	82.05%	-2.63%	78.88%	79.09%	-0.26%
RevPAR		$92.92	$87.07	6.71%	$88.94	$82.22	8.17%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue(2)	66.2%

Summerfield Suites
Average Daily Rate		$106.34	$101.12	5.16%	$104.70	$98.26	6.56%
Occupancy		81.77%	85.77%	-4.67%	79.85%	83.37%	-4.22%
RevPAR		$86.96	$86.73	0.26%	$83.60	$81.91	2.06%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue(2)	9.2%

		Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2006	2005		2006	2005
Hampton Inn(1)
Average Daily Rate		$101.26	$98.19	3.13%	$102.87	$97.79	5.20%
Occupancy		70.43%	67.63%	4.13%	66.60%	66.01%	0.91%
RevPAR		$71.31	$66.41	7.39%	$68.52	$64.54	6.15%

Number of hotel properties	11
Percent of total rooms	16.7%
Percent of room revenue(2)	13.4%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)(4)
Average Daily Rate		$114.03	$105.78	7.80%	$111.25	$103.61	7.37%
Occupancy		77.34%	78.68%	-1.70%	76.57%	77.09%	-0.67%
RevPAR		$88.19	$83.23	5.96%	$85.18	$79.87	6.65%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue(2)	97.1%

Third Party Managed
Average Daily Rate		$149.26	$121.03	23.32%	$136.00	$118.90	14.38%
Occupancy		63.43%	66.66%	-4.85%	67.03%	61.65%	8.72%
RevPAR		$94.67	$80.68	17.34%	$91.16	$73.30	24.36%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue(2)	2.9%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$117.30	$112.92	3.88%	$111.28	$106.47	4.52%
Occupancy		78.71%	76.59%	2.76%	72.12%	72.16%	-0.05%
RevPAR		$92.32	$86.48	6.75%	$80.26	$76.83	4.46%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue(2)	4.4%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$121.10	$119.21	1.58%	$111.66	$108.95	2.49%
Occupancy		79.13%	75.35%	5.02%	74.89%	76.15%	-1.65%
RevPAR		$95.82	$89.82	6.68%	$83.63	$82.97	0.80%

Number of hotel properties	10
Percent of total rooms	14.2%
Percent of room revenue(2)	13.9%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$114.45	$107.05	6.91%	$119.34	$109.74	8.75%
Occupancy		69.31%	72.92%	-4.96%	72.31%	74.57%	-3.02%
RevPAR		$79.32	$78.07	1.61%	$86.30	$81.83	5.46%

Number of hotel properties	15
Percent of total rooms	23.9%
Percent of room revenue(2)	24.1%

		Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2006	2005		2006	2005
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$98.55	$92.98	5.98%	$96.55	$92.12	4.81%
Occupancy		76.69%	76.77%	-0.10%	73.69%	72.77%	1.26%
RevPAR		$75.58	$71.38	5.88%	$71.15	$67.04	6.13%

Number of hotel properties	12
Percent of total rooms	16.7%
Percent of room revenue(2)	13.9%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$94.90	$91.76	3.43%	$93.14	$87.85	6.03%
Occupancy		82.80%	85.80%	-3.50%	79.16%	83.01%	-4.63%
RevPAR		$78.58	$78.73	-0.19%	$73.74	$72.92	1.12%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	1.9%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$84.83	$82.58	2.72%	$84.01	$81.85	2.63%
Occupancy		92.29%	88.47%	4.32%	89.57%	86.15%	3.96%
RevPAR		$78.29	$73.06	7.16%	$75.24	$70.52	6.70%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$113.61	$91.78	23.79%	$106.16	$92.63	14.61%
Occupancy		71.96%	84.07%	-14.40%	77.68%	83.23%	-6.67%
RevPAR		$81.76	$77.15	5.97%	$82.47	$77.10	6.96%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue(2)	8.4%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$109.52	$97.50	12.33%	$100.17	$93.72	6.88%
Occupancy		79.14%	83.56%	-5.28%	77.86%	76.82%	1.36%
RevPAR		$86.68	$81.47	6.40%	$78.00	$72.00	8.33%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.3%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$124.33	$112.52	10.49%	$120.75	$110.54	9.24%
Occupancy		83.02%	83.21%	-0.23%	81.98%	79.18%	3.52%
RevPAR		$103.21	$93.62	10.24%	$98.98	$87.53	13.09%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue(2)	29.4%

		Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2006	2005		2006	2005
BY SELECTED MSA
Atlanta
Average Daily Rate		$105.38	$96.82	8.84%	$108.03	$97.30	11.03%
Occupancy		75.86%	76.86%	-1.30%	76.36%	74.61%	2.35%
RevPAR		$79.94	$74.41	7.43%	$82.49	$72.60	13.63%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.4%

Boston
Average Daily Rate		$105.07	$94.22	11.51%	$102.81	$94.48	8.82%
Occupancy		68.77%	68.40%	0.55%	60.63%	58.62%	3.44%
RevPAR		$72.26	$64.45	12.12%	$62.34	$55.38	12.57%

Number of hotel properties	1
Percent of total rooms	1.3%
Percent of room revenue(2)	0.9%

Chicago
Average Daily Rate		$103.42	$93.41	10.72%	$100.44	$93.43	7.50%
Occupancy		78.01%	74.71%	4.43%	73.13%	70.06%	4.39%
RevPAR		$80.68	$69.78	15.62%	$73.45	$65.46	12.22%

Number of hotel properties	4
Percent of total rooms	7.1%
Percent of room revenue(2)	6.1%

Dallas/Ft. Worth
Average Daily Rate		$106.89	$84.12	27.07%	$97.21	$83.38	16.59%
Occupancy		70.44%	85.66%	-17.77%	76.82%	83.82%	-8.36%
RevPAR		$75.29	$72.06	4.49%	$74.67	$69.89	6.84%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	6.0%

Denver
Average Daily Rate		$109.52	$97.50	12.33%	$100.17	$93.72	6.88%
Occupancy		79.14%	83.56%	-5.28%	77.86%	76.82%	1.36%
RevPAR		$86.68	$81.47	6.40%	$78.00	$72.00	8.33%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.3%

Detroit
Average Daily Rate		$97.67	$95.59	2.17%	$98.73	$94.66	4.30%
Occupancy		71.53%	80.92%	-11.60%	70.43%	75.22%	-6.37%
RevPAR		$69.86	$77.35	-9.68%	$69.53	$71.20	-2.35%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue(2)	3.7%

		Three Months Ended September 30,		% Inc (dec)	Nine Months Ended September 30,		% Inc (dec)
		2006	2005		2006	2005
Hartford
Average Daily Rate		$117.17	$114.28	2.53%	$114.84	$112.64	1.96%
Occupancy		80.31%	78.14%	2.77%	75.63%	74.11%	2.04%
RevPAR		$94.10	$89.30	5.37%	$86.85	$83.48	4.04%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue(2)	2.5%

Philadelphia
Average Daily Rate		$103.12	$104.00	-0.84%	$103.78	$101.54	2.21%
Occupancy		81.74%	78.64%	3.93%	78.45%	79.44%	-1.25%
RevPAR		$84.29	$81.79	3.06%	$81.41	$80.67	0.93%

Number of hotel properties	4
Percent of total rooms	5.8%
Percent of room revenue(2)	5.5%

Richmond
Average Daily Rate		$104.88	$97.72	7.33%	$104.66	$95.57	9.51%
Occupancy		84.58%	80.67%	4.86%	80.39%	82.66%	-2.75%
RevPAR		$88.71	$78.83	12.54%	$84.13	$79.00	6.50%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.3%

San Francisco/San Jose/Oakland
(Silicon valley)
Average Daily Rate		$120.68	$110.17	9.54%	$120.33	$110.19	9.20%
Occupancy		84.27%	80.47%	4.72%	82.47%	74.82%	10.23%
RevPAR		$101.70	$88.66	14.71%	$99.24	$82.44	20.37%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue(2)	17.4%

Seattle/Portland
Average Daily Rate		$133.61	$115.92	15.26%	$123.21	$109.09	12.95%
Occupancy		84.30%	87.31%	-3.45%	82.38%	85.12%	-3.22%
RevPAR		$112.63	$101.21	11.28%	$101.50	$92.85	9.31%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue(2)	7.5%

Washington, D.C.(1)
Average Daily Rate		$139.11	$134.42	3.49%	$144.92	$133.48	8.57%
Occupancy		72.05%	73.24%	-1.62%	72.70%	73.31%	-0.83%
RevPAR		$100.23	$98.45	1.81%	$105.36	$97.85	7.67%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	8.3%

(1)	Comparable hotels for the quarter exclude two hotels which are being converted to Courtyard by Marriott, a Hampton Inn which reopened in August 2005 and the Bullfinch hotel acquired in November 2005. Year to date statistics also exclude the Westin which was acquired in May 2005.
(2)	Room revenue for January 1, 2006 to September 30, 2006.